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EXHIBIT 10.1

AMENDED AND RESTATED CLICK COMMERCE, INC.
DIRECTORS' STOCK OPTION AND STOCK AWARD PLAN

1.     PREAMBLE.

        Click Commerce, Inc., a Delaware corporation (the "Company"), hereby establishes the Click Commerce, Inc. Directors' Stock Option and Stock Award Plan (the "Plan") to provide automatic grants of non-qualified stock options and the payment of non-employee directors' retainers and meeting fees in common stock of the Company ("Common Stock"), from and after the Company's initial public offering of Common Stock. The Plan is intended to promote the long-term growth and financial success of the Company by attracting and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company's non-employee directors and its stockholders.

2.     DEFINITIONS.

    2.1
    "Award" means an Option or an award of Common Stock.

    2.2
    "Board" or "Board of Directors" means the board of directors of the Company.

    2.3
    "Committee" means the Board of Directors or a committee appointed by the Board to administer the Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors.

    2.4
    "Common Stock" means the common stock of the Company, $0.001 par value.

    2.5
    "Company" means Click Commerce, Inc., a Delaware corporation, and any successor thereto.

    2.6
    "Director" means a member of the Board who is not otherwise an employee of the Company and, after the Company registers shares of Common Stock under either the Securities Act of 1933, as amended, or the Exchange Act.

    2.7
    "Effective Date" means the effective date of the Company's underwritten initial public offering of Common Stock.

    2.8
    "Exchange Act" means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

    2.9
    "Fair Market Value" means for the relevant day:

    (a)
    If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the average between the high and low sales prices reported, on the composite tape of that exchange (provided that, if the shares are listed or admitted on more than one exchange, then on the exchange designated by the Board from time to time) on the day Fair Market Value is to be determined;

    (b)
    If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the Nasdaq Stock Market ("Nasdaq"), then the average of the high and low sales price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

    (c)
    If trading of the Common Stock is not reported by the Nasdaq or on a stock exchange, Fair Market Value will be determined by the Committee in its discretion based upon the best available data.

    2.10
    "Option" means the right of a Participant to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

    2.11
    "Option Date" means the date upon which an Option is awarded to a Participant under the Plan.

    2.12
    "Option Price" means the price per share at which an Option may be exercised.

    2.13
    "Participant" means an individual to whom an Option has been granted under the Plan.

    2.14
    "Plan" means the Click Commerce, Inc. Directors' Stock Option and Stock Award Plan, as set forth herein and as from time to time amended.

    2.15
    "Subsidiary" means any corporation or other entity of which the majority voting power or equity interest is owned directly or indirectly by the Company.

    2.16
    Rules of Construction.

    (a)
    Governing Law. The construction and operation of this Plan are governed by the laws of the State of Delaware.

    (b)
    Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

    (c)
    Gender. Unless clearly appropriate, all nouns of whatever gender refer to persons of either gender.

    (d)
    Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

    (e)
    Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3.     STOCK SUBJECT TO THE PLAN.

        Except as otherwise provided in Section 10, the aggregate number of shares of Common Stock that may be issued, or subject to Options granted under this Plan, may not exceed 600,000 shares of Common Stock. Reserved shares may be either authorized but unissued shares or shares reacquired by the Company and held in its treasury, in the Board's discretion. If any Options hereunder shall terminate or expire, as to any number of shares, new Options or shares may thereafter be awarded with respect to such shares.

4.     ADMINISTRATION.

        The Plan shall be administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the exclusive authority:

  (a)
  to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

  (b)
  to establish, amend and rescind appropriate rules and regulations relating to the Plan;

  (c)
  generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable;

  (d)
  to determine, on an individual basis, or generally from time to time, the form in which payment on an Option exercise under Section 7, or tax withholding under Section 13, will be made; and

  (e)
  to take any action necessary, including amendment of the Plan or any Award, as required in order for a transaction to qualify for pooling of interest accounting treatment.

        Notwithstanding the foregoing, to the extent necessary to satisfy Rule 16b-3 under the Exchange Act, action otherwise within the authority of the Committee shall be taken by the full Board.

5.     DIRECTOR STOCK OPTIONS.

  (a)
  Each Director shall be granted (i) if he is a Director on the Effective Date, an Option to purchase 10,000 shares of Common Stock at an Option Price equal to the per share initial offering price; (ii) if he is a Director on the date of an annual meeting of the Company's stockholders, an Option to purchase 10,000 shares of Common Stock at an Option Price equal to the Fair Market Value on such date; and (iii) on the date he first becomes a Director (if other than at an annual meeting of the Company's stockholders) an Option to purchase a number of shares of Common Stock equal to 10,000 multiplied by a fraction, the numerator of which is the number of days such individual will serve until the date that will be the next annual meeting of the Company's stockholders (as determined by the Committee) and the denominator of which is 365 at an Option Price equal to the Fair Market Value on such date.

  (b)
  An Option shall be granted hereunder only if as of each Option Date the Director (i) is not otherwise an employee of the Company or any Subsidiary, and (ii) has served on the Board continuously since the commencement of his or her term.

  (c)
  In the event that the number of shares of Common Stock available for grant under the Plan is insufficient to make all automatic grants required to be made on a given date, then the Options granted to Directors entitled to a grant on such date shall share ratably in the number of shares available for grant under the Plan.

6.     OPTION PERIOD.

        An Option may not be exercised until six months after the Option Date. Each Option will expire as of the earliest of:

  (a)
  the date the Participant's membership on the Board is terminated for cause, as determined by the Committee;

  (b)
  the date one year after the Participant's death; or

  (c)
  ten years from the Option Date.

7.     MANNER OF EXERCISE OF OPTIONS.

        To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, or (iii) by delivery of irrevocable instructions to a broker designated by the Company to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise.

8.     DIRECTOR STOCK AWARDS

        Absent Board action to the contrary, in lieu of any retainer or meeting fees payable in cash to a Director from and after the Effective Date of the Plan, each Director shall receive, on the payment date thereof, a number of shares of Common Stock with a Fair Market Value equal to the retainer or meeting fees. The value of annual stock awards to each Director under the Plan shall initially be $25,000, subject to review and revision by the Committee at any time in its sole discretion. In addition, each Director who serves as the Chairman of the Audit Committee of the Board of Directors shall receive a number of shares of Common Stock with a Fair Market Value equal to $10,000 on the date of the annual meeting of the stockholders of the Company. Each Director who serves as the Chairman of the Human Resource and Compensation Committee or the Corporate Governance Committee of the Board of Directors shall receive a number of shares of Common Stock with a Fair Market Value equal to $5,000 on the date of the annual meeting of stockholders. The Board of Directors may determine, in its discretion, other additional amounts of grants of Common Stock for other additional committees of the Board of Directors that may be formed from time to time.

9.     DEFERRAL OF STOCK AWARD

  (a)
  A Director may elect to defer the ownership of the shares of Common Stock otherwise issuable pursuant to Section 8. Any such election shall be in writing in the form prescribed by the Committee.

  (b)
  An election to defer pursuant to (a) above with respect to shares of Common Stock issuable in a calendar year must be made prior to December 31st of the preceding year. Notwithstanding the foregoing, for the calendar year in which the Effective Date occurs, any election must be filed no later than 30 days after the Effective Date and shall be effective for shares issuable after the election is made.

  (c)
  At the time of deferral, a Director may select the date for the issuance of the deferred shares. If a Director does not select a date for the issuance of deferred shares, the deferred shares will be issued upon termination of his service as a Director.

10.   ADJUSTMENTS TO REFLECT CHANGES IN CAPITAL STRUCTURE.

        Subject to the following provisions of this Section 10, in the event of any change in the outstanding shares of Common Stock by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan or subject to Options outstanding or to be granted under the Plan shall be proportionately adjusted so that the value of each Option shall not be changed, and the terms of any outstanding Option may be adjusted by the Committee in such manner as it deems equitable; provided, however, that in no event shall the Option price for a share be adjusted below the par value of such share, nor shall any fraction of a share be issued upon the exercise of an Option.

11.   NON-TRANSFERABILITY OF OPTIONS.

        The Options granted under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution. During a Participant's lifetime, his Options may be exercised only by him; provided, however, that Options granted hereunder to Directors subject to third party policies against receiving individual compensation for serving as a director of companies in which such third party has an investment may be assigned to or issued directly to such third party, upon the written request of the Director. Options so assigned or issued may be exercised only by the recipient or a wholly-owned subsidiary thereof.

12.   RIGHTS AS STOCKHOLDER.

        A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares. No Common Stock may be delivered upon the exercise of any Option until full payment has been made and all income tax withholding requirements thereon, if any, have been satisfied.

13.   WITHHOLDING TAX.

        The Company shall have the right to withhold in cash or shares of Common Stock with respect to any payments made to Directors under the Plan any taxes required by law to be withheld because of such payments. Any withholding of shares shall be made in a manner consistent with Rule 16b-3 under the Exchange Act

14.   AMENDMENT OF THE PLAN.

        The Committee may from time to time amend or revise the terms of this Plan in whole or in part and may without limitation, adopt any amendment deemed necessary; provided, however, that unless, necessary to comply with any pooling of interest requirements, no change in any award previously granted to a Director may be made that would impair the rights of the Director without the Director's consent. All amendments shall be in writing and consented to by a majority of the members of the Committee.

15.   CONDITIONS UPON ISSUANCE OF SHARES.

        The exercise of any Option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed. As a condition to the exercise of an Option, the Company may require the person exercising such Option to (i) represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law; and (ii) enter into a lock-up or similar agreement with respect to such shares, prohibiting, for up to 360 days in the case of the initial public offering or 90 days in the case of any other offering, the disposition of such shares.

16.   TERMINATION OF THE PLAN.

        The Committee may terminate the Plan at any time with respect to any shares that have not been issued and are not then subject to Options. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Options or shares of Common Stock, awarded before termination.

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  EXHIBIT 10.1
AMENDED AND RESTATED CLICK COMMERCE, INC. DIRECTORS' STOCK OPTION AND STOCK AWARD PLAN